UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 22, 2014

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

VW Credit Leasing, Ltd.

Volkswagen Auto Loan Enhanced Trust 2014-2

(Exact Names of Depositor/Co-Registrant/Issuing Entity as Specified in their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

333-185282 333-185282-07	11-3650483 46-6506612
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip Code)

(703) 364-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the Class A-1 0.20000% Auto Loan Asset Backed Notes, Class A-2 0.53% Auto Loan Asset Backed Notes, Class A-3 0.95% Auto Loan Asset Backed Notes and Class A-4 1.39% Auto Loan Asset Backed Notes (the “Notes”) by Volkswagen Auto Loan Enhanced Trust 2014-2 described in the Final Prospectus Supplement dated October 15, 2014.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of October 22, 2014, between Volkswagen Auto Loan Enhanced Trust 2014-2 (the “Issuer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, dated as of October 22, 2014, between VW Credit, Inc. (“VCI”) and Volkswagen Auto Lease/Loan Underwritten Funding, LLC (“VALU Funding”).

10.2	Sale and Servicing Agreement, dated as of October 22, 2014, among the Issuer, VALU Funding, VCI and the Indenture Trustee.

10.3	Administration Agreement, dated as of October 22, 2014, among the Issuer, VCI as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated as of October 22, 2014, among VALU Funding, Citibank, N.A., not in its individual capacity but solely as owner trustee for the Issuer, and Citicorp Trust Delaware, National Association, as issuer Delaware trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2014-2

	By:	VW Credit, Inc., as Servicer

	By:	/s/ William Horwath
	Name:	William Horwath
	Title:	Treasurer

	By:	/s/ Dr. Christian Dahlheim
	Name:	Dr. Christian Dahlheim
	Title:	Executive Vice President & CFO